RenaissanceRe Reports Record Operating Income of $247.0 Million for the Third Quarter of 2006 or $3.42 Per Common Share; Record Net Income of $251.1 Million or $3.48 Per Common Share.

Book Value Per Share Grows 12.3% in the Third Quarter of 2006.

Pembroke, Bermuda, October 30, 2006   —   RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $247.0 million in third quarter operating income available to common shareholders compared to a $292.5 million operating loss attributable to common shareholders in the third quarter of 2005. Operating income excludes net realized investment gains of $4.2 million and $5.2 million in the third quarters of 2006 and 2005, respectively. Operating income per common share was $3.42 in the third quarter of 2006, compared to an operating loss per common share of $4.14 in the third quarter of 2005. Net income available to common shareholders was $251.1 million or $3.48 per common share in the quarter, compared to a net loss attributable to common shareholders of $287.3 million or $4.07 per common share for the same quarter of 2005. The Company’s third quarter 2006 results benefited from light insured catastrophe loss activity compared to the third quarter of 2005 as well as a $31.4 million net positive impact resulting from the commutation of certain assumed and ceded reinsurance contracts in the quarter.

Neill A. Currie, CEO, commented: ‘‘We are very pleased to report another strong quarter with record results. Our core property cat business generated exceptional earnings, and our book value per share grew by over 12% this quarter. Our annualized compounded growth in book value per share plus accumulated dividends over the last ten years is 17%, reflecting our continued commitment to generate long-term growth in book value for our shareholders.’’

Mr. Currie added: ‘‘This year we met the demands of the market by providing capacity when it was most needed. We currently expect the demand for capacity to continue into 2007 and our priorities remain clear: maintaining a focused and disciplined approach to underwriting that enables us to achieve superior long-term results.’’

THIRD QUARTER 2006 RESULTS

Premiums

Gross premiums written for the third quarter of 2006 were $257.8 million, compared to $382.8 million for the same quarter of 2005. As described in more detail below, gross premiums written in the third quarter of 2005 reflect substantial loss related premium of $72.2 million as a result of the large hurricanes in the third quarter of 2005. Net premiums written for the third quarter of 2006 were $162.7 million, compared to $290.1 million for the same quarter of 2005. Net premiums earned were $367.1 million for the third quarter of 2006, compared to $348.3 million in the third quarter of 2005.

Reinsurance Segment

Gross premiums written include $91.5 million in gross premiums written for the Company’s Reinsurance segment in the third quarter of 2006, compared to $214.5 million for the same quarter of 2005. Gross premiums written were impacted by several reinsurance contracts which were commuted during the third quarter of 2006 which resulted in the return of $28.3 million of premium. The third quarter of 2005 included $72.2 million in loss related premium which arose as a result of the large hurricanes that occurred in that period.

Net premiums written include $77.1 million in net premiums written for the Company’s Reinsurance segment in the third quarter of 2006, compared to $174.3 million for the same quarter of 2005. Net premiums earned include $236.3 million in net premiums earned for the Company’s Reinsurance segment in the third quarter of 2006, compared to $230.5 million for the same quarter of 2005.

Premiums for the third quarter of 2006 include $10.7 million of gross premiums written, $1.2 million of net premiums written and $72.1 million of net premiums earned by the Company’s consolidated joint venture, DaVinci Reinsurance Ltd. (‘‘DaVinci’’), compared to $19.9 million of gross premiums written, $18.9 million of net premiums written and $49.5 million of net premiums earned by DaVinci during the third quarter of 2005.

Individual Risk Segment

Gross premiums written include $166.2 million in gross premiums written for the Company’s Individual Risk segment in the third quarter of 2006, compared to $168.3 million for the same quarter of 2005. Net premiums written include $85.6 million in net premiums written for the Company’s Individual Risk segment in the third quarter of 2006, compared to $115.8 million for the same quarter of 2005. Net premiums earned include $130.8 million in net premiums earned for the Company’s Individual Risk segment in the third quarter of 2006, compared to $117.8 million for the same quarter of 2005.

Underwriting Ratios

For the third quarter of 2006, the Company generated a combined ratio of 36.5%, a loss ratio of 11.6% and an underwriting expense ratio of 24.9%, compared to a combined ratio, loss ratio and underwriting expense ratio of 215.7%, 190.2% and 25.5%, respectively, for the third quarter of 2005. The significant decrease in the combined ratio and loss ratio during the third quarter of 2006 compared to the third quarter of 2005 was principally the result of light catastrophe loss activity experienced in the third quarter of 2006 compared with the large hurricanes in the third quarter of 2005. During the third quarter of 2006, the Company recorded favorable development on prior year reserves of $53.4 million or a decrease of 14.5 percentage points in the Company’s quarterly loss ratio. This compares to favorable development of $163.6 million in the third quarter of 2005 which decreased the Company’s third quarter 2005 loss ratio by 47.0 percentage points. Net paid losses for the quarter were $164.5 million compared to $149.4 million in the third quarter of 2005.

Reinsurance Segment

Analysis of net claims and claim expenses incurred for the current quarter

	Three months ended
	September 30, 2006		September 30, 2005
(in millions of U.S. dollars)	Incurred	Ratio	Incurred	Ratio
Net claims and claim expenses incurred
Third quarter 2006 commutations – current year	$(13.2)	(5.5)%	$—	—
– prior year	(44.4)	(18.8)%	—	—
Total third quarter 2006 commutations	$(57.6)	(24.3)%	—	—
Third quarter 2005 hurricanes	—	—	571.3	247.9%
Third quarter 2005 specialty reserve review	—	—	(129.9)	(56.4)%
Losses excluding hurricanes, specialty reserve review and commutations	16.8	7.1%	70.8	30.7%
Total net claims and claim expenses incurred	$(40.8)	(17.2)%	$512.2	222.2%

The Company’s Reinsurance segment generated a combined ratio of 2.4%, a negative loss ratio of (17.2%) and an underwriting expense ratio of 19.6% for the third quarter of 2006, compared to a combined ratio of 241.8%, a loss ratio of 222.2% and an underwriting expense ratio of 19.6% for the third quarter of 2005. The results for the third quarter of 2006 include $17.1 million of current accident year net claims and claim expenses resulting in a current accident year loss ratio of 7.2%, compared to current accident year net claims and claim expenses and a current accident year loss ratio of $665.6 million and 288.8%, respectively, for the third quarter of 2005. As noted above, the decrease in current accident year net claims and claim expenses is a direct result of the light catastrophe loss activity experienced during the third quarter of 2006 compared to the third quarter of 2005. During the third quarter of 2006, the Company’s Reinsurance segment experienced $57.9 million of favorable development on prior year reserves or a decrease of 24.4 percentage points to the Company’s Reinsurance segment quarterly loss ratio. Included in the favorable development is a $44.4 million decrease in prior year reserves as a result of the commutation of certain assumed and ceded reinsurance contracts during the quarter. The net positive impact to the Company of these commutations was $31.4 million, after considering return premium, expenses, net claims and claim expenses and minority interest. Included in the underwriting result in the third quarter of 2005 was a net reduction in prior year claims incurred of $153.5 million which reduced the Company’s third quarter 2005 Reinsurance segment loss ratio by 66.6 percentage points. The favorable development in the third quarter of 2005 was principally the result of the Company’s specialty reserve review which resulted in a $129.9 million decrease of prior year reserves and decreased the Company’s net loss by $117.6 million, after minority interest.

Individual Risk Segment

Analysis of net claims and claim expenses incurred for the current quarter

	Three months ended
	September 30, 2006		September 30, 2005
(in millions of U.S. dollars)	Incurred	Ratio	Incurred	Ratio
Net claims and claim expenses incurred
Third quarter 2005 hurricanes	$—	—	$77.6	65.9%
Losses excluding hurricanes	83.2	63.6%	72.9	61.9%
Total net claims and claim expenses incurred	$83.2	63.6%	$150.5	127.8%

The Company’s Individual Risk segment generated a combined ratio of 98.0%, a loss ratio of 63.6% and an underwriting expense ratio of 34.4% for the third quarter of 2006, compared to a combined ratio, a loss ratio and underwriting expense ratio of 164.8%, 127.8% and 37.0%, respectively, for the third quarter of 2005. The results for the third quarter of 2006 include $78.7 million of current accident year net claims and claim expenses resulting in a current accident year loss ratio of 60.2%, compared to current accident year net claims and claim expenses and a current accident year loss ratio of $160.7 million and 136.4%, respectively, in the third quarter of 2005. The Individual Risk segment experienced lower loss ratios as a result of light catastrophe loss activity occurring during the third quarter of 2006 compared to the third quarter of 2005. During the quarter, the Company’s Individual Risk segment experienced $4.5 million of adverse development on prior year reserves or an increase of 3.4 percentage points to the Company’s Individual Risk segment quarterly loss ratio. In the third quarter of 2005, the Company experienced $10.2 million of favorable development on prior year reserves or a decrease of 8.6 percentage points to the Company’s Individual Risk segment quarterly loss ratio.

Net Investment Income and Net Realized Gains and Losses on Investments

Net investment income for the third quarter of 2006 was $80.4 million, compared to $61.1 million for the same quarter in 2005, principally reflecting a higher yield on the Company’s portfolio of fixed maturity investments available for sale and short term investments, combined with an increased level of average invested assets. Other investments, which include the Company’s hedge fund and private equity investments, generated $12.8 million of net investment income in the third quarter of 2006 compared with $21.2 million in the third quarter of 2005.

During the third quarter of 2006, the Company recorded $4.2 million of net realized gains compared to $5.2 million of net realized gains in the third quarter of 2005. Included in net realized gains are other than temporary impairment charges of$0.5 million and $0.7 million in the third quarters of 2006 and 2005, respectively, with respect to the Company’s portfolio of fixed maturity investments available for sale.

Equity in Earnings of Other Ventures

Equity in earnings of other ventures generated $10.1 million in income in the third quarter of 2006 compared to $7.6 million in income in the third quarter of 2005. The increase was principally due to a $1.9 million, $0.4 million and $0.9 million increase in the equity in earnings from ChannelRe Holdings Ltd., Tower Hill Holdings Inc. and Starbound Holdings Ltd., respectively, offset by a $0.8 million decrease in the equity in earnings of Top Layer Reinsurance Ltd. (‘‘Top Layer Re’’), compared to the third quarter of 2005.

Other Items

Corporate expenses of $5.1 million were incurred during the third quarter of 2006 compared to $21.8 million in the third quarter of 2005. The decrease in such expenses principally relates to the difference in costs incurred related to the Company’s internal review and the ongoing investigations into the Company and certain of its present and former executive officers by governmental authorities.

The Company’s cash flows from operations were $176.9 million for the third quarter of 2006, compared to $117.1 million for the third quarter of 2005.

Shareholders’ equity attributable to common shareholders was $2.3 billion at September 30, 2006, compared to $1.8 billion at December 31, 2005. Book value per common share at September 30, 2006 was $31.86, compared to $24.52 per common share at December 31, 2005.

This press release includes certain non-GAAP financial measures including ‘‘operating income (loss) available (attributable) to common shareholders,’’ ‘‘operating income (loss) available (attributable) to common shareholders per common share – diluted,’’ ‘‘operating return on average common equity, annualized,’’ ‘‘managed catastrophe premiums’’ and ‘‘managed catastrophe premiums, net of fully-collateralized joint ventures.’’ A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Tuesday, October 31, 2006 at 9:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under ‘‘Safe Harbor’’ Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered ‘‘forward-looking.’’ These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its quarterly reports on Form 10-Q for the quarters ending March 31, 2006 and June 30, 2006.

INVESTOR CONTACT:	MEDIA CONTACT:
Todd R. Fonner	David Lilly or Dawn Dover
Senior Vice President	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 239-4801

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Statements of Operations
For the three and nine months ended September 30, 2006 and 2005
(in thousands of United States Dollars, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues
Gross premiums written	$257,752	$382,790	$1,748,695	$1,520,606
Net premiums written	$162,695	$290,124	$1,372,774	$1,293,806
Decrease (increase) in unearned premiums	204,381	58,224	(223,085)	(305,204)
Net premiums earned	367,076	348,348	1,149,689	988,602
Net investment income	80,427	61,142	234,873	158,126
Net foreign exchange (losses) gains	(2,160)	1,729	(1,578)	9,577
Equity in earnings of other ventures	10,131	7,623	25,904	22,988
Other income (loss)	2,006	(1,256)	243	(1,566)
Net realized gains (losses) on investments	4,151	5,192	(36,953)	(3,414)
Total revenues	461,631	422,778	1,372,178	1,174,313
Expenses
Net claims and claim expenses incurred	42,436	662,729	348,950	973,176
Acquisition expenses	63,998	65,955	207,409	163,037
Operational expenses	27,364	22,859	77,351	65,079
Corporate expenses	5,121	21,815	16,431	41,848
Interest expense	9,492	6,936	29,163	20,508
Total expenses	148,411	780,294	679,304	1,263,648
Income (loss) before minority interest and taxes	313,220	(357,516)	692,874	(89,335)
Minority interest – DaVinciRe	52,830	(78,978)	105,494	(44,311)
Income (loss) before taxes	260,390	(278,538)	587,380	(45,024)
Income tax expense	(616)	—	(893)	—
Net income (loss)	259,774	(278,538)	586,487	(45,024)
Dividends on preference shares	8,662	8,758	25,987	25,987
Net income (loss) available (attributable) to common shareholders	$251,112	$(287,296)	$560,500	$(71,011)
Operating income (loss) available (attributable) to common shareholders per Common Share – diluted (1), (2)	$3.42	$(4.14)	$8.30	$(0.96)
Net income (loss) available (attributable) to common shareholders per Common Share – basic	$3.53	$(4.07)	$7.89	$(1.01)
Net income (loss) available (attributable) to common shareholders per Common Share – diluted (2)	$3.48	$(4.07)	$7.79	$(1.01)
Average shares outstanding – basic	71,093	70,632	71,026	70,525
Average shares outstanding – diluted (2)	72,115	70,632	71,942	70,525
Net claims and claim expense ratio	11.6%	190.2%	30.4%	98.4%
Underwriting expense ratio	24.9%	25.5%	24.8%	23.1%
Combined ratio	36.5%	215.7%	55.2%	121.5%
Operating return on average common equity, annualized (1)	45.6%	(54.2)%	39.8%	(4.2)%

(1)	Excludes net realized gains (losses) on investments (see – ‘‘Comments on Regulation G’’).

(2)	In accordance with SFAS 128, earnings per share calculations use average common shares outstanding – basic, when in a net loss position.

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	At
	September 30, 2006	December 31, 2005
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,176,045	$2,872,294
Short term investments, at cost	1,841,330	1,653,618
Other investments, at fair value	559,256	586,467
Investments in other ventures, under equity method	195,787	178,774
Total investments	5,772,418	5,291,153
Cash and cash equivalents	245,817	174,001
Premiums receivable	623,869	363,105
Ceded reinsurance balances	232,439	57,134
Losses recoverable	394,335	673,190
Accrued investment income	38,437	25,808
Deferred acquisition costs	138,922	107,951
Other assets	93,320	178,919
Total assets	$7,539,557	$6,871,261
Liabilities, Minority Interest and Shareholders' Equity Liabilities
Reserve for claims and claim expenses	$2,155,213	$2,614,551
Reserve for unearned premiums	900,133	501,744
Debt	410,000	500,000
Subordinated obligation to capital trust	103,093	103,093
Reinsurance balances payable	437,653	292,307
Other liabilities	123,827	142,815
Total liabilities	4,129,919	4,154,510
Minority interest − DaVinciRe	612,431	462,911
Shareholders' Equity
Preference shares	500,000	500,000
Common shares and additional paid-in capital	358,700	351,285
Accumulated other comprehensive income	25,472	4,760
Retained earnings	1,913,035	1,397,795
Total shareholders' equity	2,797,207	2,253,840
Total liabilities, minority interest and shareholders' equity	$7,539,557	$6,871,261
Book value per common share	$31.86	$24.52
Common shares outstanding	72,108	71,523

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data − Segment Information
(in thousands of United States Dollars)

	Three months ended September 30, 2006
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$91,514	$166,238	$—	$257,752
Net premiums written	$77,062	$85,633	—	$162,695
Net premiums earned	$236,310	$130,766	—	$367,076
Net claims and claim expenses incurred	(40,756)	83,192	—	42,436
Acquisition expenses	27,890	36,108	—	63,998
Operational expenses	18,495	8,869	—	27,364
Underwriting income	$230,681	$2,597	—	233,278
Net investment income			80,427	80,427
Equity in earnings of other ventures			10,131	10,131
Other income			2,006	2,006
Interest and preference share dividends			(18,154)	(18,154)
Minority interest − DaVinciRe			(52,830)	(52,830)
Other items, net			(7,897)	(7,897)
Net realized gains on investments			4,151	4,151
Net income available to common shareholders			$17,834	$251,112
Net claims and claim expenses incurred – current accident year	$17,131	$78,736		$95,867
Net claims and claim expenses incurred – prior years	(57,887)	4,456		(53,431)
Net claims and claim expenses incurred – total	$(40,756)	$83,192		$42,436
Net claims and claim expense ratio – accident year	7.2%	60.2%		26.1%
Net claims and claim expense ratio – calendar year	(17.2)%	63.6%		11.6%
Underwriting expense ratio	19.6%	34.4%		24.9%
Combined ratio	2.4%	98.0%		36.5%

(1)	Reinsurance segment gross premiums written excludes $31.8 million of premiums assumed from the Individual Risk segment.

	Three months ended September 30, 2005
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$214,471	$168,319	$—	$382,790
Net premiums written	$174,307	$115,817	—	$290,124
Net premiums earned	$230,519	$117,829	—	$348,348
Net claims and claim expenses incurred	512,190	150,539	—	662,729
Acquisition expenses	28,756	37,199	—	65,955
Operational expenses	16,445	6,414	—	22,859
Underwriting loss	$(326,872)	$(76,323)	—	(403,195)
Net investment income			61,142	61,142
Equity in earnings of other ventures			7,623	7,623
Other loss			(1,256)	(1,256)
Interest and preference share dividends			(15,694)	(15,694)
Minority interest – DaVinciRe			78,978	78,978
Other items, net			(20,086)	(20,086)
Net realized gains on investments			5,192	5,192
Net loss attributable to common shareholders			$115,899	$(287,296)
Net claims and claim expenses incurred – current accident year	$665,644	$160,700		$826,344
Net claims and claim expenses incurred – prior years	(153,454)	(10,161)		(163,615)
Net claims and claim expenses incurred – total	$512,190	$150,539		$662,729
Net claims and claim expense ratio – accident year	288.8%	136.4%		237.2%
Net claims and claim expense ratio – calendar year	222.2%	127.8%		190.2%
Underwriting expense ratio	19.6%	37.0%		25.5%
Combined ratio	241.8%	164.8%		215.7%

(1)	Reinsurance segment gross premiums written excludes $11.1 million of premiums assumed from the Individual Risk segment.

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data − Segment Information (cont'd.)
(in thousands of United States Dollars)

	Nine months ended September 30, 2006
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$1,200,904	$547,791	$—	$1,748,695
Net premiums written	$987,077	$385,697	—	$1,372,774
Net premiums earned	$727,744	$421,945	—	$1,149,689
Net claims and claim expenses incurred	93,869	255,081	—	348,950
Acquisition expenses	87,487	119,922	—	207,409
Operational expenses	50,802	26,549	—	77,351
Underwriting income	$495,586	$20,393	—	515,979
Net investment income			234,873	234,873
Equity in earnings of other ventures			25,904	25,904
Other income			243	243
Interest and preference share dividends			(55,150)	(55,150)
Minority interest − DaVinciRe			(105,494)	(105,494)
Other items, net			(18,902)	(18,902)
Net realized losses on investments			(36,953)	(36,953)
Net income available to common shareholders			$44,521	$560,500
Net claims and claim expenses incurred − current accident year	$193,620	$261,995		$455,615
Net claims and claim expenses incurred − prior years	(99,751)	(6,914)		(106,665)
Net claims and claim expenses incurred − total	$93,869	$255,081		$348,950
Net claims and claim expense ratio − accident year	26.6%	62.1%		39.6%
Net claims and claim expense ratio − calendar year	12.9%	60.5%		30.4%
Underwriting expense ratio	19.0%	34.7%		24.8%
Combined ratio	31.9%	95.2%		55.2%

(1)	Reinsurance segment gross premiums written excludes $68.5 million of premiums assumed from the Individual Risk segment.

	Nine months ended September 30, 2005
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$1,023,094	$497,512	$—	$1,520,606
Net premiums written	$886,917	$406,889	—	$1,293,806
Net premiums earned	$637,540	$351,062	—	$988,602
Net claims and claim expenses incurred	680,251	292,925	—	973,176
Acquisition expenses	62,567	100,470	—	163,037
Operational expenses	48,056	17,023	—	65,079
Underwriting loss	$(153,334)	$(59,356)	—	(212,690)
Net investment income			158,126	158,126
Equity in earnings of other ventures			22,988	22,988
Other loss			(1,566)	(1,566)
Interest and preference share dividends			(46,495)	(46,495)
Minority interest − DaVinciRe			44,311	44,311
Other items, net			(32,271)	(32,271)
Net realized losses on investments			(3,414)	(3,414)
Net loss attributable to common shareholders			$141,679	$(71,011)
Net claims and claim expenses incurred − current accident year	$917,525	$301,922		$1,219,447
Net claims and claim expenses incurred − prior years	(237,274)	(8,997)		(246,271)
Net claims and claim expenses incurred − total	$680,251	$292,925		$973,176
Net claims and claim expense ratio − accident year	143.9%	86.0%		123.4%
Net claims and claim expense ratio − calendar year	106.7%	83.4%		98.4%
Underwriting expense ratio	17.4%	33.5%		23.1%
Combined ratio	124.1%	116.9%		121.5%

(1)	Reinsurance segment gross premiums written excludes $24.3 million of premiums assumed from the Individual Risk segment.

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data
(in thousands of United States Dollars)

	Three months ended			Nine months ended
Gross Premiums Written	September 30, 2006	September 30, 2005	% Change	September 30, 2006	September 30, 2005	% Change
Renaissance catastrophe premiums	$61,219	$109,257	(44.0)%	$690,472	$501,198	37.8%
Renaissance specialty premiums	19,645	85,320	(77.0)%	167,611	365,067	(54.1)%

Total Renaissance premiums	80,864	194,577	(58.4)%	858,083	866,265	(0.9)%
DaVinci catastrophe premiums	10,400	18,814	(44.7)%	319,254	131,627	142.5%
DaVinci specialty premiums	250	1,080	(76.9)%	23,567	25,202	(6.5)%
Total DaVinci premiums	10,650	19,894	(46.5)%	342,821	156,829	118.6%
Total Reinsurance premiums (1)	91,514	214,471	(57.3)%	1,200,904	1,023,094	17.4%
Individual Risk premiums	166,238	168,319	(1.2)%	547,791	497,512	10.1%
Total premiums	$257,752	$382,790	(32.7)%	$1,748,695	$1,520,606	15.0%
Total specialty premiums	$19,895	$86,400	(77.0)%	$191,178	$390,269	(51.0)%
Total catastrophe premiums	$71,619	$128,071	(44.1)%	$1,009,726	$632,825	59.6%
Gross Premiums Written Analysis (2)
Total catastrophe premiums	$71,619	$128,071	(44.1)%	$1,009,726	$632,825	59.6%
Catastrophe premiums written on behalf of our joint venture, Top Layer Re	1,189	477	149.3%	51,244	59,908	(14.5)%
Managed catastrophe premiums	72,808	128,548	(43.4)%	1,060,970	692,733	53.2%
Managed premiums assumed for fully-collateralized joint ventures – Renaissance	(3,046)	—	—	(102,967)	—	—
Managed premiums assumed for fully-collateralized joint ventures – DaVinci	—	—	—	(11,332)	—	—
Managed catastrophe premiums, net of fully- collateralized joint ventures	$69,762	$128,548	(45.7)%	$946,671	$692,733	36.7%

(1)	Reinsurance gross premiums written excludes $31.8 million and $11.1 million of premiums assumed from the Individual Risk segment for thethree months ended September 30, 2006 and 2005, respectively, and $68.5 million and $24.3 million of premiums assumed from the Individual Risk segment for the nine months ended September 30, 2006 and 2005, respectively.

(2)	See Comments on Regulation G.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses ‘‘operating income (loss)’’ as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. ‘‘Operating income (loss)’’ as used herein differs from ‘‘net income (loss) available (attributable) to common shareholders,’’ which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that ‘‘operating income (loss)’’ is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses ‘‘operating income (loss)’’ to calculate ‘‘operating income (loss) per common share’’ and ‘‘operating return on average common equity, annualized.’’ The following is a reconciliation of: 1) net income (loss) available (attributable) to common shareholders to operating income (loss) available (attributable) to common shareholders; 2) net income (loss) available (attributable) to common shareholders per common share to operating income (loss) available (attributable) to common shareholders per common share; and 3) return on average common equity, annualized to operating return on average common equity, annualized:

	Three months ended		Nine months ended
(In thousands of U.S. dollars, except for per share amounts)	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income (loss) available (attributable) to common shareholders	$251,112	$(287,296)	$560,500	$(71,011)
Adjustment for net realized (gains) losses on investments	(4,151)	(5,192)	36,953	3,414
Operating income (loss) available (attributable) to common shareholders	$246,961	$(292,488)	$597,453	$(67,597)
Net income (loss) available (attributable) to common shareholders per common share − diluted	$3.48	$(4.07)	$7.79	$(1.01)
Adjustment for net realized (gains) losses on investments	(0.06)	(0.07)	0.51	0.05
Operating income (loss) available (attributable) to common shareholders per common share – diluted	$3.42	$(4.14)	$8.30	$(0.96)
Return on average common equity, annualized	46.3%	(53.3)%	37.3%	(4.4)%
Adjustment for net realized (gains) losses on investments	(0.7)%	(0.9)%	2.5%	0.2%
Operating return on average common equity, annualized	45.6%	(54.2)%	39.8%	(4.2)%

The Company has also included in this Press Release ‘‘managed catastrophe premiums’’ and ‘‘managed catastrophe premiums, net of fully-collateralized joint ventures.’’ ‘‘Managed catastrophe premiums’’ is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. ‘‘Managed catastrophe premiums’’ differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting. ‘‘Managed catastrophe premiums, net of fully-collateralized joint ventures’’ differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to: 1) the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting; and 2) the deduction of catastrophe premiums that are written by the Company and ceded directly to the Company’s fully-collateralized joint ventures which include Starbound Re and Timicuan Reinsurance Ltd. The Company’s management believes ‘‘managed catastrophe premiums’’ is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. The Company believes ‘‘managed catastrophe premiums, net of fully-collateralized joint ventures’’ is also a useful measure to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures, net of catastrophe premiums written directly on behalf of the Company’s fully-collateralized joint ventures.